UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2025

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	- Other Events

On August 22, 2025, DevvStream Corp. (the “Company”) received a notice from The Nasdaq Stock Market, LLC (the “Nasdaq”) notifying the Company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2) and that its common shares, with no par value (the “Common Shares”), continue to be listed and traded on The Nasdaq Capital Market.

As previously disclosed, the Company received a staff determination from Nasdaq stating that the bid price of its Common Shares had closed below the $1.00 minimum required by Nasdaq Listing Rule 5550(a)(2) for the prior 30 consecutive trading days (the “Minimum Bid Price Requirement”).

As of August 21, 2025, the Common Shares had closed above $1.00 per share for more than ten consecutive trading days. As a result, on August 22, 2025, the Company received a letter from the Nasdaq Office of General Counsel advising that the Company had regained compliance with the Minimum Bid Price Requirement, and that the Company was therefore in compliance with Nasdaq’s listing requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2025
DEVVSTREAM CORP.

	By:	/s/ David Goertz
	Name:	David Goertz
	Title:	Chief Financial Officer